Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dover Holding Corporation (the “Company”) on Form 10-Q (the “Quarterly Report”) of Dover Holding Corporation (the “Registrant”) for the fiscal quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof, the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Action of 2002, that to the best of his knowledge:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Frank P. Crivello
Frank P. Crivello, Chief Executive Officer and
Chief Financial Officer

Dated this 4th day of May, 2010
This certification is being furnished solely to accompany this Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise, and is not to be incorporated by reference into any filing of the Registrant unless such incorporation is expressly referenced within.